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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-82241 of Buckeye Partners, L.P. on Form S-3 of our reports dated February 15, 2002 (our report on the financial statements is dated February 15, 2002, October 14, 2002 as it relates to Note 24), appearing in Form 8-K of Buckeye Partners, L.P. filed on October 15, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 15, 2002